UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 20, 2007

                          Capital Southwest Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Texas                811-1056                    75-1072796
--------------------------------------------------------------------------------
 (State or other jurisdiction    (Commission                  (IRS Employer
      of incorporation)          File Number)               Identification No.)

  12900 Preston Road, Suite 700, Dallas,Texas                    75230
--------------------------------------------------------------------------------
  (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code          972-233-8242
--------------------------------------------------------------------------------



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As more fully discussed below in Item 4.02, on November 19, 2007 Capital Southwest Corporation (the "Company") concluded its previously issued audited financial statements for the fiscal year ended March 31, 2007 and its unaudited interim financial statements for the quarter ended June 30, 2007 should not be relied upon and that those financial statements would be restated as to make the necessary accounting adjustments.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
           Standard; Transfer of Listing.

On November 15, 2007, Capital Southwest Corporation (the "Company") received a NASDAQ Staff Determination letter stating that the Company is not in compliance with the filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) and that its common stock is subject to delisting from The NASDAQ Stock Market. The notice, which the Company expected, was issued as a result of the Company's failure to file its semi-annual report on Form 10-Q for the quarter ended September 30, 2007 with the Securities and Exchange Commission by the required deadline. The Company had previously filed a Form 12b-25 with the SEC indicating that the Company would be unable to file its Form 10-Q by the original filing deadline of November 9, 2007 due to the Company's ongoing review of its deferred taxes on unrealized appreciation of investments.

The Company will request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination letter and request continued listing. The Company can make no assurances that the NASDAQ Listing Qualifications Panel will grant the Company's request for continued listing. Under NASDAQ Marketplace rules, the Company's request for a hearing will automatically stay the delisting of the Company's common stock pending the issuance of a written determination by the NASDAQ Listing Qualifications Panel.

The Company plans to file its Form 10-Q for the quarter ended September 30, 2007 as soon as reasonably practicable.

A copy of the press release announcing the receipt of this letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Complete Interim Review.

On November 19, 2007, Management and the Audit Committee (the "Committee") of the Board of Directors of Capital Southwest Corporation (the "Company") concluded that its long-standing practice of recording deferred taxes on unrealized appreciation of investments was not in conformity with GAAP and its previously issued financial statements related to accounting for deferred taxes on unrealized appreciation of investments requires restatement. Specifically, the AICPA Audit and Accounting Guide for Investment Companies' paragraph 6.04 requires that Regulated Investment Companies record a deferred tax when it is probable that the investment company subject to Subchapter M of the IRC will not qualify under that subchapter for a period longer than one year. Management has determined that while it was possible that the Company would not maintain its qualifying status, as a Regulated Investment Company, it was probable that it would maintain such qualifying status. Thus the deferred tax liability consistently recorded and disclosed since inception should not have been recognized. As a result the Company's reported net asset value, as well as its increase in net assets from operations will increase for each corresponding period.

As a result of its review, Management and the Committee concluded that previously issued consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as well as the Company's quarterly report on Form 10-Q for the period ended June 30, 2007 can no longer be relied upon, as these statements include the balance sheet presentation of deferred taxes on unrealized appreciation of investments and the statement of operations presentation of deferred income taxes on appreciation of investments. In connection with the Company's refiling of its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and its Form 10-Q for the quarter ended June 30, 2007, the Company will be amending and restating its financial statements. The Company's management and the Committee have discussed this matter with the Company's current and prior independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

         Exhibit
         Number          Description
--------------------------------------------------------------------------------
          99.1 Press Release, dated November 20, 2007, issued by Capital Southwest Corporation.

























                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 20, 2007
                                By: /s/  Gary L. Martin
                                    --------------------------------------------
                                    Name: Gary L. Martin
                                    Title: President and Chief Executive Officer